Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Onconova Therapeutics, Inc. (the “Company”) for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Steven Fruchtman, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven Fruchtman, M.D.
Steven Fruchtman, M.D.
President and Chief Executive Officer
(Principal Executive Officer and Principal Operating Officer)

Dated: March 18, 2021